Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Biohaven Pharmaceutical Holding Co., Ltd. of our report dated March 6, 2018 relating to the financial statements, which appears in Biohaven Pharmaceutical Holding Co., Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
October 2, 2018